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                                                                     EXHIBIT 2.2




                               ARTICLES OF MERGER



         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, ASCENSION CAPITAL CORPORATION ("Parent Corporation") has adopted the following Articles of Merger for the purpose of merging HOLLY RANCH WATER CO., INC. ("Subsidiary Corporation") in the Parent Corporation.

                                  ARTICLE ONE

         Both corporations are organized under the laws of the State of Texas.

                                  ARTICLE TWO

         The number of outstanding shares of each class for the Subsidiary Corporation and the number of such shares of each class owned by the Parent Corporation are as follows:

  Number of Shares                Designation                  Number of Shares
    Outstanding                     of Class                    Owned by Parent
    -----------                     --------                    ---------------

       9,000                         Common                          9,000


                                 ARTICLE THREE

         A copy of the merger resolutions adopted by the Board of Directors of the Parent Corporation approving the merger of the Subsidiary Corporation into the Parent Corporation is attached to and incorporated by reference into these Articles as Exhibit "A". The resolutions were approved on December 29, 1995.
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                                  ARTICLE FOUR

         Pursuant to the provisions of Article 10.03 of the Texas Business Corporation Act, these Articles of Merger shall be effective as of December 29, 1995, at 4:00 p.m.

         Executed this 29th day of December, 1995, to be effective as stated in Article Four hereof.
                                      ASCENSION CAPITAL CORPORATION



                                      By:   /s/ ROBERT E. MEAD
                                         ---------------------------------------
                                         Robert E. Mead, Chief Executive Officer



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